SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Investment Managers Series Trust
(Name of Registrant as Specified in Its Charter)

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GAVEKAL KL ALLOCATION FUND

April 12, 2016

The shareholders of the Gavekal KL Allocation Fund (the “Fund”) series of Investment Managers Series Trust (the “Trust”) are being asked to approve the re-appointment by the Trust’s Board of Trustees of Gavekal Capital, LLC (“Gavekal”) as the investment advisor to the Fund.

Gavekal served as the Fund’s investment advisor from the commencement of Fund operations on September 30, 2010, until March 13, 2016. On March 14, 2016, Steven Vannelli, Managing Director and Chief Investment Officer of Gavekal and the portfolio manager of the Fund, acquired through wholly-owned entities a majority interest in Gavekal (the “Transaction”). Under the Investment Company Act of 1940, the Transaction resulted in an assignment and termination of the Fund’s then-existing advisory agreement with Gavekal.

In anticipation of the Transaction and these related events, the Board of Trustees of the Trust approved a new advisory agreement on March 10, 2016 (the “New Agreement”) which allows Gavekal to serve as the investment advisor to the Fund under terms substantially similar to those of the prior advisory agreement. The New Agreement is effective for 150 days from the date of the closing of the Transaction, unless approved by the shareholders of the Fund, in which case the New Agreement will remain in effect for a two-year period.

To provide for continuity in the operation of the Fund, you are being asked to approve the New Agreement. Under the New Agreement, Gavekal will continue to provide investment advisory services to the Fund, subject to the oversight of the Board of Trustees, under terms that are similar in all material respects to those of the prior advisory agreement and for the same fees that are currently in effect.

Neither the investment objective nor the investment strategies of the Fund have changed as a result of the Transaction, and the investment advisory personnel of Gavekal who provided services to the Fund continue to do so.

The Transaction and the proposal are discussed in detail in the enclosed Proxy Statement. Approval of the New Agreement will neither alter the number of shares you own in the Fund nor cause a change to the advisory fees charged to the Fund.

The Board of Trustees has concluded that re-appointing Gavekal as the investment advisor to the Fund would serve the best interests of the Fund and its shareholders. The Board of Trustees recommends that you vote FOR the approval of the New Agreement after carefully reviewing the enclosed materials.

Your vote is important. Upon completing your review, please take a moment to sign and return your proxy card in the enclosed postage paid return envelope. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from us reminding you to vote your shares. On behalf of the Board of Trustees, we thank you for your continued investment in the Gavekal KL Allocation Fund.

Sincerely,

Maureen Quill
President

GAVEKAL KL ALLOCATION FUND
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
 To Be Held On May 27, 2016

A Special Meeting of Shareholders of the Gavekal KL Allocation Fund (the “Fund”) will be held on May 27, 2016, at 11:00 a.m., local time, at the office of Mutual Fund Administration, LLC, 2220 E. Route 66, Suite 226, Glendora, California 91740. At the meeting, we will ask the shareholders of the Fund to vote on:

1.	Approval of a new investment advisory agreement between Investment Managers Series Trust, on behalf of the Fund, and Gavekal Capital, LLC; and

2.	Any other matters that properly come before the meeting.

The Board of Trustees of Investment Managers Series Trust (the “Trust”) has unanimously approved Proposal 1 with respect to the Fund. ACCORDINGLY, THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1.

Please read the accompanying Proxy Statement for a more complete discussion of the Proposal.

Shareholders of the Fund of record as of the close of business on March 18, 2016, are entitled to notice of, and to vote at, the Fund’s Special Meeting or any adjournment thereof.

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

You are invited to attend the Special Meeting. If you cannot do so, please complete and return in the enclosed postage paid return envelope the accompanying proxy, which is being solicited by the Board of Trustees of the Trust, as promptly as possible. This is important for the purpose of ensuring a quorum at the Special Meeting. You may revoke your proxy at any time before it is exercised by signing and submitting a revised proxy, by giving written notice of revocation to the Trust at any time before the proxy is exercised, or by voting in person at the Special Meeting.

By order of the Board of Trustees,

Maureen Quill
President
April 12, 2016

IMPORTANT INFORMATION TO HELP YOU UNDERSTAND
AND VOTE ON THE PROPOSAL

While we strongly encourage you to read the full text of the enclosed Proxy Statement, we are also providing you with a brief overview of the subject of the shareholder vote.
Your vote is important.

QUESTIONS AND ANSWERS

Q. What is happening?

A. Gavekal served as the investment advisor of the Gavekal KL Allocation Fund (the “Fund”) from the commencement of Fund operations on September 30, 2010, until March 13, 2016. On March 14, 2016, Steven Vannelli, Managing Director and Chief Investment Officer of Gavekal and the portfolio manager of the Fund, acquired through wholly-owned entities a majority interest in Gavekal (the “Transaction”). Under the Investment Company Act of 1940, the Transaction resulted in an assignment and termination of the Fund’s then-existing advisory agreement with Gavekal (the “Initial Agreement”). In anticipation of the Transaction and these related events, the Board of Trustees of the Trust approved a new advisory agreement on March 10, 2016 (the “New Agreement”) which allows Gavekal to serve as the investment advisor to the Fund under terms substantially similar to those of the Initial Agreement. The New Agreement is effective for 150 days from the date of the closing of the Transaction, unless approved by the shareholders of the Fund, in which case the New Agreement will remain in effect for a two-year period.

To provide for continuity in the operation of the Fund, the Board has determined that it is appropriate to seek shareholder approval of the New Agreement at a special meeting of shareholders of the Fund (the “Meeting”). Under the New Agreement, Gavekal will provide investment advisory services to the Fund, subject to the oversight of the Board of Trustees, under terms that are similar in all material respects to those of the Initial Agreement and for the same fees that are currently in effect.

Neither the investment objectives nor the investment strategies of the Fund have changed as a result of the Transaction, and the investment advisory personnel of Gavekal who provided services to the Fund prior to the Transaction will continue to do so under the New Agreement, if approved by the shareholders.

Q. What proposal am I being asked to vote on?

A. At the Meeting, you will be asked to vote on the following proposal, and to transact any other business as may properly come before the Meeting or any adjournment or postponement thereof: To approve a new investment advisory agreement between Investment Managers Series Trust (the “Trust”), on behalf of the Fund, and Gavekal Capital, LLC (the “Proposal”).

Q. Why are you sending me this information?

A. You are receiving these proxy materials because you own shares in the Fund and have the right to vote on this very important proposal concerning your investment.

Q. How will the Transaction or the approval of the New Agreement affect me as a Fund Shareholder?

A. The Fund’s investment objectives will not change as a result of the completion of the Transaction or the approval of the New Agreement, and you will still own the same shares in the Fund. The terms of the New Agreement are the same as those of the Initial Agreement in all material respects except for the new commencement date and the 150-day term (which will be extended to two years if the New Agreement is approved by the Fund’s shareholders). The advisory fee rates will remain the same as under the Initial Agreement. If approved by the shareholders, the New Agreement will have an initial two-year term and will be subject to annual renewal thereafter. The portfolio managers who have managed the Fund since its inception will continue to manage the Fund under the New Agreement.

Q. Will the Fund’s name change?

A. No. The Fund’s name will not change.

Q. Has the Board of Trustees approved the New Agreement for the Fund and how does the Board of Trustees recommend that I vote?

A. The Board of Trustees unanimously approved the New Agreement at a meeting held on March 10, 2016, and recommends that you vote FOR the proposal.

Q. Who will bear the costs related to this proxy solicitation?

A. Gavekal Capital, LLC has agreed to bear all such costs.

Q. Who is entitled to vote?

A. If you owned shares of the Fund as of the close of business on March 18, 2016 (the “Record Date”), you are entitled to vote.

Q. When and where will the Meeting be held?

A. The Meeting will be held at the offices of Mutual Fund Administration, LLC, 2220 E. Route 66, Suite 226, Glendora, California 91740, on May 27, 2016, at 11:00 a.m. Pacific time.

Q. How do I vote my shares?

A. For your convenience, there are several ways you can vote:

•	By Mail: Vote, sign and return the enclosed proxy card(s) in the enclosed self-addressed, postage-paid envelope;
•	By Telephone: Call the number printed on the enclosed proxy card(s) and follow the prompts;
•	By Internet: Access the website address printed on the enclosed proxy card(s) and follow the prompts; or
•	In Person: Attend the Meeting as described in the Proxy Statement.

Q. What vote is required to approve the proposal?

A. Approval of the New Agreement requires the affirmative vote of a “majority of the outstanding voting securities” of the Fund, which, under the Investment Company Act of 1940, as amended, means an affirmative vote of the lesser of (a) 67% or more of the shares of the Fund present at the Meeting or represented by proxy if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (b) more than 50% of the outstanding shares of the Fund.

Q. What happens if I sign and return my proxy card but do not mark my vote?

A. Your proxy will be voted in favor of the proposal.

Q. May I revoke my proxy?

A. You may revoke your proxy at any time before it is exercised by giving notice of your revocation to the Fund in writing, or by the execution and delivery of a later-dated proxy. You may also revoke your proxy by attending the Meeting, requesting the return of your proxy and voting in person.

Q. Who should I call for additional information about this Proxy Statement?

A. If you need any assistance, or have any questions regarding the proposal or how to vote your shares, please call the Fund’s proxy information line at 1-855-928-4487. Representatives are available Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern time.

PROXY STATEMENT

Gavekal KL Allocation Fund

The Board of Trustees of Investment Managers Series Trust (the “Trust”) is sending this Proxy Statement to the shareholders of the Gavekal KL Allocation series of the Trust (the “Fund”) in connection with the solicitation of voting instructions for use at a special meeting of shareholders of the Fund (the “Meeting”) for the purposes set forth below and in the accompanying Notice of Special Meeting of Shareholders.

This Proxy Statement is being mailed on or about April 14, 2016, to the shareholders of the Fund of record as of March 18, 2016 (the “Record Date”). The number of shares of each Class of the Fund outstanding on the Record Date was as follows:

Class	Number of Issued and Outstanding Shares
Advisor Class	3,643,317.29
Institutional Class	17,035,414.28
Total	20,678,731.57

Shareholders of the Fund are entitled to one vote for each whole share held and fractional votes for fractional shares held on the Record Date. Information on shareholders who owned beneficially more than 5% of the shares of the Fund as of the Record Date is in Appendix A. To the knowledge of the Trust, the executive officers and trustees of the Trust as a group owned less than 1% of the outstanding shares of the Fund and of the Trust as of the Record Date.

Important Notice Regarding Availability of Proxy Materials for the Meeting to be Held on May 27, 2016. This Proxy Statement is available on the Internet at www.proxyvote.com.

INTRODUCTION

On March 10, 2016, the Board of Trustees (the “Board”) appointed Gavekal as investment adviser to the Fund. Gavekal served as the Fund’s investment advisor from the commencement of Fund operations on September 30, 2010, until March 13, 2016. On March 14, 2016, Steven Vannelli, Managing Director and Chief Investment Officer of Gavekal and the portfolio manager of the Fund, acquired through wholly-owned entities a majority interest in Gavekal (the “Transaction”). Other than the change in ownership, the Transaction did not result in any material changes to its operations. Under the Investment Company Act of 1940, as amended (the “1940 Act”), the Transaction automatically terminated Gavekal’s then-current investment advisory agreement with the Fund.

In anticipation of the Transaction and these related events, the Board of Trustees of the Trust approved on March 10, 2016, a new advisory agreement (the “New Agreement”) effective on the date of closing of the Transaction, for Gavekal to continue to manage the Fund subject to oversight by the Board of Trustees. The New Agreement has substantially the same terms as the previous investment advisory agreement between the Trust, on behalf of the Fund, and Gavekal (the “Initial Agreement”), except for the initial term of the New Agreement, as described below.

The 1940 Act requires a new investment advisory agreement of a registered investment company to be approved by a majority vote of the outstanding voting securities of that investment company. Rule 15a-4 under the 1940 Act provides a temporary exemption from the shareholder approval requirement for an interim period of up to 150 days after termination of an advisory contract provided the advisory compensation paid during the interim period is no greater than the compensation paid under the previous advisory agreement, and provided the investment company’s board of trustees, including a majority of the independent trustees, has approved the interim investment advisory agreement. Pursuant to Rule 15a-4, the Board of Trustees has appointed Gavekal to continue to serve as the interim investment adviser to the Fund and is seeking to obtain approval of the New Agreement by the shareholders of the Fund. The New Agreement will terminate with respect to the Fund on August 11, 2016, which is 150 days after its effective date unless it is approved by a majority of the shareholders of the Fund.

PROPOSAL 1: APPROVAL OF NEW INVESTMENT ADVISORY AGREEMENT

On March 10, 2016, the Board of Trustees approved the New Agreement and re-appointed Gavekal as investment advisor to the Fund. None of the Trustees is an “interested person” of Gavekal, as that term is defined in the 1940 Act. A copy of the New Agreement is included as Appendix B to this Proxy Statement, and all references to the New Agreement are qualified by reference to Appendix B.

Board Consideration of New Agreement

In advance of its March meeting, the Board received information about the Fund and the New Agreement from Gavekal and from Mutual Fund Administration, LLC and UMB Fund Services, Inc., the Trust’s co-administrators, certain portions of which are discussed below. The materials, among other things, included information about Gavekal’s organization and financial condition; information regarding the background and experience of relevant personnel providing services to the Fund; reports comparing the performance of the Fund with returns of the MSCI All Country World Index and a group of comparable funds selected by Morningstar, Inc. (the “Peer Group”) from its Aggressive Allocation fund universe (the “Fund Universe”) for the one-, three- and five-year periods ended December 31, 2015; and reports comparing the investment advisory fees and total expenses of the Fund to those of the Peer Group and Fund Universe. The Board also received a memorandum from the independent legal counsel to the Trust and the Independent Trustees discussing the legal standards under the 1940 Act and other applicable law for their consideration of the proposed approval of the New Agreement. In addition, the Board considered information reviewed by the Board during the year at other Board and Board committee meetings. No representatives of Gavekal were present during the Board’s consideration of the New Agreement.

In approving the New Agreement, the Board and the Independent Trustees considered a variety of factors, including those discussed below. In their deliberations, the Board and the Independent Trustees did not identify any particular factor that was controlling, and each Trustee may have attributed different weights to the various factors.

With respect to the performance results of the Fund, the meeting materials indicated that the total returns of the Fund for the one-, three- and five-year periods were the highest in the Peer Group and above the median returns of the Fund Universe and the returns of the MSCI All Country World Index.

The Board also considered the overall quality of services provided by Gavekal to the Fund. In doing so, the Board considered Gavekal’s specific responsibilities in day-to-day management and oversight of the Fund, as well as the qualifications, experience and responsibilities of the personnel involved in the activities of the Fund. The Board also considered the overall quality of Gavekal’s organization and operations, and Gavekal’s compliance structure. The Board and the Independent Trustees concluded that based on the various factors they had reviewed, the nature, overall quality, and extent of the management and oversight services provided by Gavekal to the Fund are satisfactory.

With respect to the advisory fees and expenses paid by the Fund, the meeting materials indicated that the annual investment advisory fees (gross of fee waivers) were the same as the Peer Group median, but higher than the Fund Universe median by 0.15%. The Trustees also noted that the advisory fee charged by Gavekal to the Fund is higher than the fees charged by Gavekal to its clients to manage separate accounts, and the sub-advisory fees charged by Gavekal to sub-advise a European collective investment fund managed using the same style as the Fund. The Board also considered, however, that Gavekal’s management of the Fund includes oversight of the Fund’s compliance with certain requirements under the 1940 Act that do not apply to the management of Gavekal’s separate account clients or the sub-advisory services it provides to the European fund.

The meeting materials indicated that the total annual expenses paid by the Fund (net of fee waivers) were higher than the Peer Group median by 0.22% and higher than the Fund Universe median by 0.33%. The Trustees noted, however, that the Fund’s asset size was smaller than the average asset size of funds in the Peer Group. Additionally, the Trustees noted Gavekal’s assertion that it had not received any negative feedback regarding the Fund’s total expenses, which Gavekal believes is due to the Fund’s good risk-adjusted returns, consistent performance and focus on capital preservation.

The Board next considered information relating to Gavekal’s profits with respect to the Fund for the year ended December 31, 2015, noting that Gavekal had recouped a portion of advisory fees it had previously waived, and determined that the profit level was reasonable. The Board also considered the benefits received by Gavekal as a result of Gavekal’s relationship with the Fund (other than its receipt of investment advisory fees), including research received from broker-dealers providing execution services to the Fund, and the intangible benefits of its association with the Fund generally and any favorable publicity arising in connection with the Fund’s performance. The Trustees also noted that although there were no advisory fee breakpoints, the asset levels of the Fund were relatively small and were not currently likely to lead to significant economies of scale, and that any such economies would be considered in the future as the assets of the Fund grow.

Conclusion

Based on its review, including its consideration of the fact that Gavekal’s compensation under the proposed New Agreement is the same as its compensation under the Initial Agreement, the Board concluded that Gavekal would have the capabilities, resources and personnel necessary to manage the Fund, and that in light of the services to be provided by Gavekal to the Fund the compensation to be paid to it under the New Agreement is fair and reasonable, and that approval of the New Agreement is in the best interest of the Fund and its shareholders.

Section 15(f) Safe Harbor

Section 15(f) of the 1940 Act provides a non-exclusive safe harbor for an investment advisor or any affiliated person thereof to receive any amount or benefit in connection with a sale of securities of, or any other interest in, such advisor which results in an assignment of an investment advisory contract with an investment company as long as two conditions are met:

•	First, for a two-year period following the transaction, no “unfair burden” may be imposed on the investment company as a result of the transaction, or any express or implied terms, conditions or understandings applicable thereto. As defined in the 1940 Act, the term “unfair burden” includes any arrangement during the two-year period after the date on which such transaction occurs whereby the investment advisor (or predecessor or successor advisor) or any interested person of any such advisor receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services), or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter of the investment company). The Trust is not aware of any circumstances relating to the Transaction that might result in the imposition of an “unfair burden” on the Fund as a result of the Transaction.

•	Second, during the three-year period immediately following the transaction, at least 75% of the investment company’s board of directors must not be “interested persons” of the investment advisor or the predecessor investment advisor within the meaning of the 1940 Act. The Board currently satisfies this condition.

Information Regarding Gavekal Capital, LLC

Gavekal Capital, LLC, located at 370 17th Street, Suite 4930, Denver, Colorado 80202, is the investment advisor to the Fund. Gavekal is registered as an investment advisor with the U.S. Securities and Exchange Commission. Gavekal is 78.43% owned by Knowledge Leaders Capital, LLC, which is indirectly wholly owned by Steven Vannelli, and 21.57% owned by Gavekal Partners, LLC, which is owned by Anatole Kaletsky and Louis GaveAs. As of February 29, 2016, Gavekal had approximately $638 million under management.

The name and principal occupation of the principal executive officer of Gavekal, located at 370 17th Street, Suite 4930, Denver, Colorado 80202, is listed below. Gavekal’s principal executive officer is not an officer or director of the Trust.

Name	Principal Occupation/Title
Steven Vannelli	Managing Director and Chief Investment Officer

Gavekal has indicated that it does not provide investment advisory services to any other registered funds which have investment objectives similar to those of the Fund.

Terms of the New Agreement

The terms of the New Agreement are substantially the same as the terms of the Initial Agreement, except that, as required under the 1940 Act, the New Agreement will terminate with respect to the Fund 150 days after its effective date unless it is approved by a majority of the shareholders of the Fund.

If approved by the shareholders of the Fund, the New Agreement would continue in force with respect to the Fund until March 13, 2018, unless sooner terminated as provided in the New Agreement. The New Agreement would continue in force from year to year thereafter with respect to the Fund so long as it is specifically approved at least annually in the manner required by the 1940 Act.

The New Agreement would automatically terminate in the event of its assignment (as defined in the 1940 Act). The New Agreement could be terminated by the Trust at any time with respect to the Fund without the payment of any penalty, upon giving Gavekal 60 days’ notice, provided that such termination has been directed by the Board or by a vote of the holders of a majority of the voting securities of the Fund. The New Agreement could also be terminated by Gavekal on 60 days’ written notice.

Under the New Agreement, as under the Initial Agreement, Gavekal would be entitled to annual fees of 0.90% of the average daily net assets of the Fund. However, Gavekal has contractually agreed to waive its fees and/or pay for operating expenses of the Fund to ensure that total annual fund operating expenses (excluding any taxes, leverage interest, brokerage commissions, dividend and interest expenses on short sales, acquired fund fees and expenses (as determined in accordance with Form N-1A), expenses incurred in connection with any merger or reorganization, and extraordinary expenses such as litigation expenses) do not exceed 1.50% and 1.25% of the average daily net assets of Advisor Class and Institutional Class shares of the Fund, respectively. This agreement will remain in effect until December 31, 2016. Gavekal is permitted to seek reimbursement from the Fund of previously waived fees or reimbursements to the Fund for three years from the date fees were waived or Fund expenses were paid if such repayment can be achieved within the Fund’s expense limit in effect at the time such expense was incurred and if certain other conditions are satisfied. Pursuant to the Initial Agreement, for the fiscal year ended August 31, 2015, Gavekal received advisory fees of $1,842,535 (including recoupment of $120,687 of previously waived fees).

Required Vote

Approval of the appointment of Gavekal as investment advisor to the Fund will require the vote of a “majority of the outstanding voting securities” of the Fund as defined in the 1940 Act. This means the lesser of (1) 67% or more of the shares of the Fund present at the Meeting if the owners of more than 50% of the Fund’s shares then outstanding are present in person or by proxy, or (2) more than 50% of the outstanding shares of the Fund entitled to vote at the Meeting. If the appointment of Gavekal is not approved, the Board of Trustees will take appropriate action to ensure continuity of management of the Fund after reviewing the available alternatives, which may include approving another investment advisor, or the Board may liquidate the Fund.

THE BOARD OF TRUSTEES RECOMMENDS THAT THE SHAREHOLDERS OF THE FUND APPROVE THE ADVISORY AGREEMENT BETWEEN THE TRUST AND GAVEKAL.

VOTING PROCEDURES

How to Vote

This Proxy is being solicited by the Board of Trustees of the Trust. You can vote by mail or in person at the Meeting.

To vote by mail, sign and send us the enclosed Proxy voting card in the postage paid return envelope provided. If you vote by Proxy, you can revoke your Proxy by notifying the Secretary of the Trust in writing, or by returning a Proxy with a later date. You also can revoke a Proxy by voting in person at the Meeting. Even if you plan to attend the Meeting and vote in person, please return the enclosed Proxy card. This will help us ensure that an adequate number of shares are present at the Meeting.

Proxy Solicitation

Gavekal will bear the expenses incurred in connection with preparing this Proxy Statement. In addition to the solicitation of proxies by mail, officers of the Trust and officers and employees of Gavekal, without additional compensation, may solicit proxies in person or by telephone. Broadridge Financial Solutions, Inc. has also been engaged to assist in the solicitation of proxies, at an estimated cost of $20,000. Gavekal will pay all of the costs of the proxy solicitation by Broadridge Financial Solutions, Inc.

Quorum and Voting Requirements

The presence in person or by proxy of one third of the outstanding shares of the Fund entitled to vote will constitute a quorum for the Meeting. If a quorum is not present, sufficient votes are not received by the date of the Meeting, or the holders of shares present in person or by proxy determine to adjourn the Meeting for any other reason, a person named as proxy may propose one or more adjournments from time to time to permit further solicitation of proxies. The Fund will count all shares represented by proxies that reflect abstentions and “broker non-votes” (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or the person entitled to vote, and the broker or nominee does not have discretionary voting power on the matter) as shares that are present and entitled to vote for purposes of determining a quorum. A majority of shares of the Fund represented at the meeting can adjourn the meeting. The persons named as proxies will vote in favor of adjournment those shares of the Fund which they represent if adjournment is necessary to obtain a quorum or to obtain a favorable vote on any proposal. “Broker non-votes” and abstentions will have the effect of votes against adjournment.

The Fund will count the number of votes cast “for” approval of each proposal to determine whether sufficient affirmative votes have been cast with respect to the proposal. Assuming the presence of a quorum, abstentions and broker non-votes have the effect of negative votes.

Information Regarding the Officers and Trustees of the Trust

No officers or Trustees of the Trust are officers, employees, directors, general partners or shareholders of Gavekal. In addition, since August 31, 2014, no Trustee has had, directly or indirectly, a material interest, material transaction or material proposed transaction to which Gavekal, any of its parents or subsidiaries, or any subsidiaries of a parent of any such entities, was or is to be a party.

GENERAL INFORMATION

The principal executive offices of the Trust are located at 235 West Galena Street, Milwaukee, Wisconsin 53212. Mutual Fund Administration, LLC, 2220 E. Route 66, Suite 226, Glendora, California 91740, serves as the Trust’s co-administrator, and UMB Fund Services, Inc., 235 West Galena Street, Milwaukee, Wisconsin 53212, serves as the Trust’s other co- administrator and as the Trust’s transfer agent and fund accountant. The Fund’s principal underwriter is IMST Distributors, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101. UMB Bank National Association, 928 Grand Blvd, 5th Floor, Kansas City, Missouri 64106, serves as the custodian for the portfolio securities, cash and other assets of the Trust. Counsel to the Trust and the Independent Trustees is Morgan, Lewis & Bockius LLP, 300 South Grand Avenue, 22nd Floor, Los Angeles, California 90071.

The Trust will furnish, without charge, a copy of the most recent annual report and semi-annual report to shareholders of the Fund upon request. Requests for such reports should be directed to Gavekal KL Allocation Fund, c/o UMB Fund Services, Inc., 235 West Galena Street, Milwaukee, Wisconsin 53212, or by calling 1-888-998-9890.

Submission of Proposals for Next Meeting of Shareholders

The Fund does not hold shareholder meetings annually. Any shareholder who wishes to submit a proposal to be included in a proxy statement and form of proxy card for the Fund’s next meeting of shareholders should send the proposal to the Fund so that it will be received within a reasonable time before the Fund begins to print and mail its proxy materials relating to such meeting.

APPENDIX A

Shareholders Owning Beneficially or of Record More than 5%
of the Gavekal KL Allocation Fund - Advisor Class

Shareholder Name and Address	Number of Shares Owned	Percentage of Shares Owned as of March 18, 2016
Raymond James Omnibus Account for the Exclusive Benefit of Our Customers 880 Carillon Parkway Saint Petersburg, Florida 33716	325,074.350	8.95%
National Financial Services LLC FBO The Exclusive Benefit of Our Customers One World Financial Center 200 Liberty Street, 5th Floor New York, New York 10281	1,007,593.857	27.74%
TD Ameritrade Inc. For the Exclusive Benefit of Our Clients P.O. Box 2226 Omaha, Nebraska 68103	477,063.145	13.14%
Charles Schwab & Co. Attn Mutual Funds Omnibus Customer Account 101 Montgomery Street San Francisco, California 94104	825,360.747	22.73%
LPL Financial Omnibus Customer Account 4707 Executive Drive San Diego, CA 92121	312,227.573	8.60%

Shareholders Owning Beneficially or of Record More than 5%
of the Gavekal KL Allocation Fund - Institutional Class

Shareholder Name and Address	Number of Shares Owned	Percentage of Shares Owned as of March 18, 2016
Raymond James Omnibus Account for the Exclusive Benefit of Our Customers 880 Carillon Parkway Saint Petersburg, Florida 33716	8,239,428.251	48.69%
National Financial Services LLC FBO The Exclusive Benefit of Our Customers One World Financial Center 200 Liberty Street, 5th Floor New York, New York 10281	1,800,655.139	10.64%
TD Ameritrade Inc. For the Exclusive Benefit of Our Clients P.O. Box 2226 Omaha, Nebraska 68103	1,950,339.089	11.52%
Charles Schwab & Co. Attn Mutual Funds Omnibus Customer Account 101 Montgomery Street San Francisco, California 94104	3,447,216.153	20.37%

APPENDIX B

INVESTMENT ADVISORY AGREEMENT
BETWEEN
 INVESTMENT MANAGERS SERIES TRUST
AND
GAVEKAL CAPITAL, LLC

THIS INVESTMENT ADVISORY AGREEMENT (the “Agreement”), dated as of March 14, 2016, between the Investment Managers Series Trust, a Delaware statutory trust (the “Trust”), on behalf of its series listed in Appendix A, as amended from time to time (the “Fund”), and GaveKal Capital, LLC, a Colorado Limited Liability Company (the “Advisor”).

WHEREAS, the Advisor has agreed to furnish investment advisory services to the Fund, a series of the Trust which is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, this Agreement has been approved in accordance with the provisions of the 1940 Act, and the Advisor is willing to furnish such services upon the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

1.  In General. The Advisor agrees, all as more fully set forth herein, to act as investment advisor to the Fund with respect to the investment of the Fund’s assets and to supervise and arrange for the day-to-day operations of the Fund and the purchase of securities for and the sale of securities held in the investment portfolio of the Fund.

2.  Duties and Obligations of the Advisor with Respect to Investment of Assets of the Fund. Subject to the succeeding provisions of this section and subject to the direction and control of the Trust’s Board of Trustees, the Advisor shall (i) act as investment advisor for and supervise and manage the investment and reinvestment of the Fund’s assets and, in connection therewith, have complete discretion in purchasing and selling securities and other assets for the Fund and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Fund; (ii) supervise the investment program of the Fund and the composition of its investment portfolio; and (iii) arrange, subject to the provisions of paragraph 3 hereof, for the purchase and sale of securities and other assets held in the investment portfolio of the Fund. In performing its duties under this Section 2, the Advisor may delegate some or all of its duties and obligations under this Agreement to one or more investment sub-advisors, including but not limited to delegating the voting of proxies relating to the Fund’s portfolio securities in accordance with the proxy voting policies and procedures of such investment sub-advisor; provided, however, that any such delegation shall be pursuant to an agreement with terms agreed upon by the Trust and approved in a manner consistent with the 1940 Act and provided, further, that no such delegation shall relieve the Advisor from its duties and obligations of management and supervision of the management of the Fund’s assets pursuant to this Agreement and to applicable law.

3.  Covenants. In the performance of its duties under this Agreement, the Advisor:

(a)  shall at all times conform to, and act in accordance with, any requirements imposed by: (i) the provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and all applicable Rules and Regulations of the Securities and Exchange Commission (the “SEC”); (ii) any other applicable provision of law; (iii) the provisions of the Agreement and Declaration of Trust and By-Laws of the Trust, as such documents are amended from time to time; (iv) the investment objectives and policies of the Fund as set forth in its Registration Statement on Form N-1A as drafted in cooperation with the Advisor; and (v) compliance policies and procedures of the Trust adopted by the Board of Trustees of the Trust;

(b)  will place orders either directly with the issuer or with any broker or dealer. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, the Advisor will attempt to obtain the best price and the most favorable execution of its orders. In placing orders, the Advisor will consider the experience and skill of the firm’s securities traders as well as the firm’s financial responsibility and administrative efficiency. Consistent with this obligation, the Advisor may select brokers on the basis of the research, statistical and pricing services they provide to the Fund and other clients of the Advisor. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Advisor hereunder. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Advisor determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the Advisor to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long-term. In no instance, however, will the Fund’s securities be purchased from or sold to the Advisor, or any affiliated person thereof, except to the extent permitted by the SEC or by applicable law;

(c)  will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund, and the Fund’s prior, current or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund;

(d)  will maintain errors and omissions insurance in an amount at least equal to that disclosed to the Board of Trustees in connection with its approval of this Agreement;

(e)  will supply such information to the Fund’s co-administrators and permit such compliance inspections by the Fund’s co-administrators as shall be reasonably necessary to permit the co-administrators to satisfy their obligations and respond to the reasonable requests of the Board of Trustees;

(f)  will not pay fees in addition to any Fund distribution or servicing fees to financial intermediaries for sub-administration, sub-transfer agency or any other shareholder servicing or distribution services associated with shareholders whose shares are held in omnibus or other group accounts, except with the prior authorization of the Board of Trustees and, if the Board of Trustees authorizes such payments, the Advisor shall report regularly to the Trust on the amounts paid and the relevant financial intermediary; and

(g)  will use its best efforts to assist the Trust and the Fund in implementing the Trust’s disclosure controls and procedures, and will from time to time provide the Trust a written assessment of its compliance policies and procedures that is reasonably acceptable to the Trust to enable the Trust to fulfill its obligations under Rule 38a-1 under the 1940 Act.

4.  Services Not Exclusive. Nothing in this Agreement shall prevent the Advisor or any officer, employee or affiliate thereof from acting as investment advisor for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Advisor or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Advisor will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

5.  Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Advisor hereby agrees that all records which it maintains for the Fund are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust’s request. The Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act. Notwithstanding anything in this Agreement to the contrary, and to the extent permitted by applicable law, the Trust will not object to the Advisor maintaining copies of any such records, including the performance records of the Fund, and will not object to the Advisor using such performance records to promote its services to other accounts, including other fund accounts.

6.  Agency Cross Transactions. From time to time, the Advisor or brokers or dealers affiliated with it may find themselves in a position to buy for certain of their brokerage clients (each an “Account”) securities which the Advisor’s investment advisory clients wish to sell, and to sell for certain of their brokerage clients securities which advisory clients wish to buy. Where one of the parties is an advisory client, the Advisor or the affiliated broker or dealer cannot participate in this type of transaction (known as a cross transaction) on behalf of an advisory client and retain commissions from one or both parties to the transaction without the advisory client’s consent. This is because in a situation where the Advisor is making the investment decision (as opposed to a brokerage client who makes his own investment decisions), and the Advisor or an affiliate is receiving commissions from both sides of the transaction, there is a potential conflicting division of loyalties and responsibilities on the Advisor’s part regarding the advisory client. The SEC has adopted a rule under the Advisers Act which permits the Advisor or its affiliates to participate on behalf of an Account in agency cross transactions if the advisory client has given written consent in advance. By execution of this Agreement, the Trust authorizes the Advisor or its affiliates to participate in agency cross transactions involving an Account. The Advisor agrees that it will not arrange purchases or sales of securities between the Fund and an Account advised by the Advisor unless (a) the purchase or sale is in accordance with applicable law (including Rule17a-7 under the 1940 Act) and the Trust’s policies and procedures, (b) the Advisor determines that the purchase or sale is in the best interests of the applicable Fund, and (c) the Trust’s Board of Trustees has approved these types of transactions. The Trust may revoke its consent at any time by written notice to the Advisor.

7.  Expenses. During the term of this Agreement, the Advisor will bear all costs and expenses of its employees and any overhead incurred in connection with its duties hereunder.

8.  Compensation of the Advisor. The Fund agrees to pay to the Advisor and the Advisor agrees to accept as full compensation for all services rendered by the Advisor as such, a fee accrued daily and paid monthly in arrears at an annual rate listed in Appendix A with respect to the Fund’s average daily net assets. For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be. The fee payable to the Advisor under this Agreement will be reduced to the extent required by any expense limitation agreement. The Advisor may voluntarily absorb certain Fund expenses or waive all or a portion of its fee.

9.  Advisor’s Liability. The Advisor shall have responsibility for the accuracy and completeness (and liability for the lack thereof) of the statements in the Fund’s offering materials (including the prospectus, the statement of additional information, and advertising and sales materials), except for information supplied by the co-administrators or the Trust or another third party for inclusion therein. The Advisor will not be liable for any error of judgment or mistake of law or for any loss suffered by Advisor or by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

10.  Duration and Termination.

(a) This Agreement shall become effective with respect to the Fund as of the date hereof and shall terminate with respect to the Fund 150 days after such effective date unless it has been approved by a majority of the Fund’s shareholders prior to such termination date (such period preceding such termination or Fund shareholder approval, the “Interim Period”). If so approved, then unless sooner terminated with respect to the Fund as provided herein, this Agreement shall continue in effect with respect to the Fund until the second anniversary hereof. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Fund for successive periods of 12 months, provided that such continuance is specifically approved at least annually by both (i) the vote of a majority of the Trust’s Board of Trustees or the vote of a majority of the outstanding voting securities of the Fund at the time outstanding and entitled to vote, and (ii) the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

(b) During the Interim Period, the compensation earned under this Agreement will be held in an interest-bearing escrow account with the Fund's custodian. If a majority of the Fund's outstanding voting securities approve this Agreement with respect to the Fund by the end of the 150-day period following the effective date of this Agreement, the amount in such escrow account (including interest earned) will be paid to the Advisor. If a majority of the Fund’s outstanding voting securities do not approve this Agreement during such 150-day period, the Advisor will be paid, out of the escrow account, the lesser of (i) any costs incurred by the Advisor in performing its duties pursuant to this Agreement with respect to the Fund during the Interim Period (plus interest earned on that amount while in escrow), and (ii) the total amount in the escrow account (plus interest earned).

(c) This Agreement may be terminated by the Trust at any time as to a Fund, without the payment of any penalty, upon giving the Advisor 60 days’ notice (which notice may be waived by the Advisor), provided that such termination by the Trust shall be directed or approved by the vote of a majority of the Trustees of the Trust in office at the time or by the vote of the holders of a majority of the voting securities of the Fund at the time outstanding and entitled to vote, or by the Advisor on 60 days’ written notice (which notice may be waived by the Trust). Notwithstanding the foregoing, during the Interim Period the Trust’s Board of Trustees or a majority of the outstanding voting securities of the Fund may terminate this Agreement at any time, without the payment of any penalty, on ten days’ written notice to the Advisor. This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms “majority of the outstanding voting securities,” “interested person” and “assignment” shall have the same meanings of such terms in the 1940 Act.)

11.  Notices. Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

12.  Amendment of this Agreement. This Agreement may only be amended by an instrument in writing signed by the parties hereto. Any amendment of this Agreement shall be subject to the 1940 Act.

13.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act.

14.  Use of the Names of the Fund. The Advisor has consented to the use by the Fund of the name or identifying word “GaveKal” in the name of the Fund. Such consent is conditioned upon the employment of the Advisor as the investment advisor to the Fund. The name or identifying word “GaveKal” may be used from time to time in other connections and for other purposes by the Advisor and any of its affiliates. The Advisor may require the Fund to cease using “GaveKal” in the name of the Fund and in connection with the Fund’s operations if the Fund ceases to employ, for any reason, the Advisor, any successor thereto or any affiliate thereof as investment advisor.

15.  Additional Limitation of Liability. The parties hereto are expressly put on notice that a Certificate of Trust, referring to the Trust’s Agreement and Declaration of Trust (the “Certificate”), is on file with the Secretary of the State of Delaware. The Certificate was executed by a trustee of the Trust on behalf of the Trust as trustee, and not individually, and, as provided in the Trust’s Agreement and Declaration of Trust, the obligations of the Trust are not binding on the Trust’s trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust, or the particular series in question, as the case may be.

16.  Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

17.  Counterparts. This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

***Signature Page Follows***

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers, all as of the day and the year first above written.

THE TRUST: INVESTMENT MANAGERS SERIES TRUST on behalf of the GaveKal KL Allocation Fund
By:
Name:
Title:

THE ADVISOR: GaveKal Capital, LLC

By:
Name:
Title:

Appendix A

Fund/Class	Advisor Fee	Effective Date
GaveKal KL Allocation Fund	0.90%	March 14, 2016

PROXY TABULATOR
P.O. BOX 9112
FARMINGDALE, NY 11735

To authorize your proxy by Internet

1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to website **www.proxyvote.com**
3) Follow the instructions provided on the website.

To authorize your proxy by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.
2) Call **1-800-690-6903**
3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate boxes on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E06424-Z67636

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

The Board of Trustees recommends a vote FOR the following proposal	For	Against	Abstain
1. Approval of a new investment advisory agreement between Investment Managers Series Trust, on behalf of the Gavekal KL Allocation Fund, and Gavekal Capital, LLC.	☐	☐	☐

THIS PROXY CARD IS VALID ONLY WHEN SIGNED.
Please sign this proxy exactly as your name appears on the books of the Fund. Joint owners should each sign personally. Directors and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date